UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Angi Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On March 7, 2025, Angi Inc. (“Angi”) issued an aggregate of 1,203,508 shares (the “Shares”) of Class A common stock, par value $0.001 per share, of Angi (“Angi Class A Common Stock”), at a price per share of $1.66, to IAC Inc. (“IAC”), the controlling stockholder of Angi. Angi issued the Shares to IAC as reimbursement for shares of common stock, par value $0.0001 per share, of IAC issued in connection with the settlement of certain Angi subsidiary denominated equity awards held by Angi employees pursuant to that certain Employee Matters Agreement, dated as of September 29, 2017, by and between IAC and Angi, which was previously filed with the Securities and Exchange Commission as Exhibit 2.5 to Angi’s Current Report on Form 8-K on October 2, 2017, and is incorporated herein by reference. The issuance of the Shares was made in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

By:	/s/ Shannon M. Shaw
Name:	Shannon M. Shaw
Title:	Chief Legal Officer

Date: March 12, 2025